Exhibit 99.1

STERLING
Financial Corporation

111 North Wall Street
Spokane, WA 99201-0696

Sterling Financial Corporation of Spokane, Wash.,
Confirms Increase in Size of Proposed T.H. Lee Partners Investment

SPOKANE, Wash. — May 6, 2010 — Sterling Financial Corporation (NASDAQ:STSA), (“Sterling”), the bank holding company of Sterling Savings Bank and Golf Savings Bank, and Thomas H. Lee Partners, L.P. (“THL”) today confirmed that they have received the approval of the U.S. Treasury to increase the size of the proposed investment by THL to 24.9% of Sterling on an as-converted basis and fully exercised basis. Treasury’s approval was required under the terms of Treasury’s existing exchange agreement with Sterling.

The terms of the agreements with THL and Treasury, which are described in Sterling’s press release of April 27, 2010, have been revised to reflect the increased size of investment and certain other technical matters relating to the transaction.

The THL and Treasury transactions are conditioned upon each other and on the other closing conditions previously described.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of March 31, 2010, Sterling Financial Corporation had assets of $10.55 billion and operated 179 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

About Thomas H. Lee Partners, L.P.

THL is one of the oldest and most successful private equity investment firms in the United States. Since its establishment in 1974, THL has been the preeminent growth buyout firm, raising approximately $22 billion of equity capital, investing in more than 100 businesses with an aggregate purchase price of more than $125 billion. Notable transactions sponsored by THL include Aramark, Ceridian, Dunkin' Brands, Experian, FIS, HomeSide Lending, Houghton Mifflin, Michael Foods, The Nielsen Company, Snapple, Warner Chilcott, Warner Music Group and West Corporation.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions described above, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

Investor Contacts:	Media Contact:
Daniel G. Byrne	Cara Coon
Sterling Financial Corporation	Sterling Financial Corporation
EVP/Chief Financial Officer	VP/Communications and Public Affairs Director
(509) 458-3711	(509) 626-5348

David Brukardt
Sterling Financial Corporation
EVP/Investor & Corporate Relations
(509) 863-5423